Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

SECOND QUARTER 2024 RESULTS

MIDLAND, Texas, August 12, 2024/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its second quarter ended June 30, 2024.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “We began the quarter with two crews operating in the United States, and dropped to one crew in late May. We reacted quickly to the softness in our calendar and reduced headcount to one crew to conserve our cash flows during this time. We have strategically adjusted our bidding and marketing process to improve our utilization throughout the year going forward. We expect to ramp up our activity later in the third quarter of this year improving our utilization, revenues and operating cash flows. We are continually evaluating our performance as an organization and believe that we are positioned to capitalize on the opportunities in our industry.”

Second Quarter and Year-to-Date Results

For the second quarter ended June 30, 2024, the Company reported revenues of $12.5 million, a decrease of 38% compared to $20.2 million for the comparable quarter ended June 30, 2023. Revenue included reimbursable revenue of $4.2 million and $9.3 million for the quarters ended June 30, 2024, and June 30, 2023, respectively.

For the second quarter ended June 30, 2024, we incurred a net loss of $3.5 million or $0.12 per common share compared to a net loss of $4.4 million or $0.18 per common share for the quarter ended June 30, 2023. During the quarter, we generated negative Adjusted EBITDA of $2.3 million in the quarter ended June 30, 2024, compared to negative Adjusted EBITDA of $2.5 million in the quarter ended June 30, 2023.

Year to date, we have generated net income of $2.3 million or $0.07 per common share compared to a net loss of $4.8 million or $0.19 per common share. Our cost reduction initiatives continue to improve our profitability with a 37% reduction in general and administrative expenses year-to-date compared to the comparable period of 2023.

Operations Update

The Company started the quarter with two crews in the United States, and dropped to one crew in late May. Our Canadian operations were seasonally halted in April, but we expect them to resume operating in the fourth quarter later this year. We have improved our backlog and expect to have two crews deployed later in the third quarter, and expect to have our current equipment fully deployed throughout the end of the second quarter of 2025.

We periodically evaluate all of our assets and are looking for opportunities to divest certain under-utilized assets to improve our return on capital.

Special Cash Dividend and Liquidity

As previously reported, the Company’s Board of Directors declared a special cash dividend on the Company’s common stock of $0.32 per share, which was paid on May 6, 2024, to stockholders of record as of the close of business on April 22, 2024. The aggregate payment was approximately $9.9 million.

For the six months ended June 30, 2024, we generated $7.8 million of cash from our operations, and as of June 30, 2024, the Company had cash of $11.2 million and positive working capital of $9 million.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data for its clients, which range from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Dawson also provides Carbon Capture Utilization and Storage (“CCUS”) seismic monitoring, which continues to grow and be an integral part of its business. Dawson has acquired several CCUS base surveys and plan to acquire more in the future.

 Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s Adjusted EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines Adjusted EBITDA net income (loss), before (i) interest expense, net, (ii) income tax expense or benefit, (iii) depreciation, depletion and amortization and (iv) other unusual or non-recurring charges, such as severance expenses. Our management uses Adjusted EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate Adjusted EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data is used by investors to assess its performance. However, the terms EBITDA and Adjusted EBITDA are not defined under GAAP, and neither EBITDA nor Adjusted EBITDA is a measure of operating income, operating performance or liquidity presented in accordance with GAAP. When assessing our operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s EBITDA and Adjusted EBITDA may not be comparable to EBITDA, Adjusted EBITDA, or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA or Adjusted EBITDA in the same manner as us. Further, the results presented by EBITDA or Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization, and other unusual or non-recurring charges, such as severance expenses. A reconciliation of the Company’s Adjusted EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These factors include, but are not limited to, our status as a controlled public company, which exempts us from certain corporate governance requirements; the limited market for our common stock, which could result in the delisting of the common stock from Nasdaq; the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting impact on demand for oil and gas; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on April 1, 2024. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Operating revenues:
Fee Revenue	$8,326	$10,881	$35,064	$33,154
Reimbursable Revenue	4,186	9,338	9,032	16,473
	12,512	20,219	44,096	49,627
Operating costs:
Operating expenses
Fee operating expenses	8,499	10,568	25,995	27,215
Reimbursable operating expenses	4,186	9,338	9,032	16,473
	12,685	19,906	35,027	43,688
General and administrative	2,171	2,977	4,082	6,476
Severance expense	86	—	86	—
Depreciation and amortization	1,406	2,113	2,995	4,813
	16,348	24,996	42,190	54,977

(Loss) income from operations	(3,836)	(4,777)	1,906	(5,350)

Other income (expense):
Interest income	105	136	218	244
Interest expense	(39)	(14)	(85)	(31)
Other income (expense), net	93	143	332	195

(Loss) income before income tax	(3,677)	(4,512)	2,371	(4,942)

Current	131	(14)	(71)	(22)
Deferred	—	96	—	121
Income tax benefit (expense)	131	82	(71)	99

Net (loss) income	(3,546)	(4,430)	2,300	(4,843)

Other comprehensive (loss) income:
Net unrealized (loss) income on foreign exchange rate translation	(110)	249	(270)	243

Comprehensive (loss) income	$(3,656)	$(4,181)	$2,030	$(4,600)

Basic (loss) income per share of common stock	$(0.12)	$(0.18)	$0.07	$(0.19)

Diluted (loss) income per share of common stock	$(0.12)	$(0.18)	$0.07	$(0.19)

Weighted average equivalent common shares outstanding	30,815,443	25,000,564	30,813,886	25,000,564

Weighted average equivalent common shares outstanding - assuming dilution	30,815,443	25,000,564	30,813,886	25,000,564

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$11,158	$10,772
Restricted cash	—	5,000
Short-term investments	265	265
Accounts receivable, net	4,424	12,735
Prepaid expenses and other current assets	7,079	8,654
Total current assets	22,926	37,426

Property and equipment, net	15,082	16,508

Right-of-use assets	2,620	3,208

Intangibles, net	365	377

Total assets	$40,993	$57,519

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,400	$3,883
Accrued liabilities:
Payroll costs and other taxes	2,249	3,415
Other	759	709
Deferred revenue	5,709	11,829
Current maturities of notes payable and finance leases	740	1,380
Current maturities of operating lease liabilities	1,064	1,202
Total current liabilities	13,921	22,418

Long-term liabilities:
Notes payable and finance leases, net of current maturities	1,408	1,289
Operating lease liabilities, net of current maturities	1,862	2,363
Deferred tax liabilities, net	15	15
Total long-term liabilities	3,285	3,667

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
30,906,777 and 30,812,329 shares issued and outstanding at June 30, 2024
and December 31, 2023, respectively	309	308
Additional paid-in capital	156,860	156,678
Accumulated deficit	(131,200)	(123,640)
Accumulated other comprehensive loss, net	(2,182)	(1,912)
Total stockholders’ equity	23,787	31,434

Total liabilities and stockholders’ equity	$40,993	$57,519

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(amounts in thousands)

	Three Months Ended June 30,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net loss	$(2,468)	$(1,078)	$(3,546)	$(2,794)	$(1,636)	$(4,430)
Depreciation and amortization	1,162	244	1,406	1,528	585	2,113
Interest income, net	(60)	(6)	(66)	(81)	(41)	(122)
Income tax benefit	(131)	—	(131)	(82)	—	(82)
EBITDA	(1,497)	(840)	(2,337)	(1,429)	(1,092)	(2,521)
Severance expense	86	—	86	—	—	—
Adjusted EBITDA	$(1,411)	$(840)	$(2,251)	$(1,429)	$(1,092)	$(2,521)

	Six Months Ended June 30,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net (loss) income	$(301)	$2,601	$2,300	$(5,254)	$411	$(4,843)
Depreciation and amortization	2,467	528	2,995	3,646	1,167	4,813
Interest income, net	(123)	(10)	(133)	(156)	(57)	(213)
Income tax expense (benefit)	71	—	71	(99)	—	(99)
EBITDA	2,114	3,119	5,233	(1,863)	1,521	(342)
Severance expense	86	—	86	—	—	—
Adjusted EBITDA	$2,200	$3,119	$5,319	$(1,863)	$1,521	$(342)

Reconciliation of Adjusted EBITDA to Net Cash Provided By (Used in) Operating Activities

(amounts in thousands)

	Three Months Ended June 30,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net cash provided by (used in) operating activities	$1,302	$4,618	$5,920	$(868)	$8,439	$7,571
Changes in working capital and other items	(2,285)	(5,408)	(7,693)	(340)	(9,485)	(9,825)
Non-cash adjustments to net loss	(514)	(50)	(564)	(221)	(46)	(267)
EBITDA	(1,497)	(840)	(2,337)	(1,429)	(1,092)	(2,521)
Severance expense	86	—	86	—	—	—
Adjusted EBITDA	$(1,411)	$(840)	$(2,251)	$(1,429)	$(1,092)	$(2,521)

	Six Months Ended June 30,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net cash provided by operating activities	$3,298	$4,492	$7,790	$1,710	$4,041	$5,751
Changes in working capital and other items	(450)	(1,272)	(1,722)	(3,134)	(2,438)	(5,572)
Non-cash adjustments to net (loss) income	(734)	(101)	(835)	(439)	(82)	(521)
EBITDA	2,114	3,119	5,233	(1,863)	1,521	(342)
Severance expense	86	—	86	—	—	—
Adjusted EBITDA	$2,200	$3,119	$5,319	$(1,863)	$1,521	$(342)

Statements of Operations by operating segment for the three and six months ended June 30, 2024, and 2023.

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$8,321	$5	$8,326	$26,608	$8,456	$35,064
Reimbursable revenue	4,186	—	4,186	8,995	37	9,032
	12,507	5	12,512	35,603	8,493	44,096

Operating costs:
Fee operating expenses	7,846	653	8,499	21,025	4,970	25,995
Reimbursable operating expenses	4,186	—	4,186	8,995	37	9,032
Operating expenses	12,032	653	12,685	30,020	5,007	35,027
General and administrative	1,998	173	2,171	3,740	342	4,082
Severance expense	86	—	86	86	—	86
Depreciation and amortization	1,162	244	1,406	2,467	528	2,995
	15,278	1,070	16,348	36,313	5,877	42,190

(Loss) income from operations	(2,771)	(1,065)	(3,836)	(710)	2,616	1,906

Other income (expense):
Interest income	89	16	105	188	30	218
Interest expense	(29)	(10)	(39)	(65)	(20)	(85)
Other income (expense)	112	(19)	93	357	(25)	332
(Loss) income before income tax	(2,599)	(1,078)	(3,677)	(230)	2,601	2,371
Income tax benefit (expense)	131	—	131	(71)	—	(71)
Net (loss) income	(2,468)	(1,078)	(3,546)	(301)	2,601	2,300
Other comprehensive (loss) income:
Net unrealized loss on foreign exchange rate translation	—	(110)	(110)	—	(270)	(270)

Comprehensive (loss) income	$(2,468)	$(1,188)	$(3,656)	$(301)	$2,331	$2,030

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$10,780	$101	$10,881	$23,043	$10,111	$33,154
Reimbursable revenue	9,336	2	9,338	15,869	604	16,473
	20,116	103	20,219	38,912	10,715	49,627

Operating costs:
Fee operating expenses	9,643	925	10,568	19,287	7,928	27,215
Reimbursable operating expenses	9,336	2	9,338	15,869	604	16,473
Operating expenses	18,979	927	19,906	35,156	8,532	43,688
General and administrative	2,667	310	2,977	5,769	707	6,476
Severance expense	—	—	—	—	—	—
Depreciation and amortization	1,528	585	2,113	3,646	1,167	4,813
	23,174	1,822	24,996	44,571	10,406	54,977

(Loss) income from operations	(3,058)	(1,719)	(4,777)	(5,659)	309	(5,350)

Other income (expense):
Interest income	91	45	136	178	66	244
Interest expense	(10)	(4)	(14)	(22)	(9)	(31)
Other income (expense)	101	42	143	150	45	195
(Loss) income before income tax	(2,876)	(1,636)	(4,512)	(5,353)	411	(4,942)
Income tax benefit	82	—	82	99	—	99
Net (loss) income	(2,794)	(1,636)	(4,430)	(5,254)	411	(4,843)
Other comprehensive (loss) income:
Net unrealized income on foreign exchange rate translation	—	249	249	—	243	243

Comprehensive (loss) income	$(2,794)	$(1,387)	$(4,181)	$(5,254)	$654	$(4,600)